WAIVER AND CONSENT

THIS WAIVER AND CONSENT (this “Agreement”) is made on the 4th of April, 2008 by and among CHINA GREEN AGRICULTURE, INC., a Nevada corporation (the “Company”), and each of the other signatories hereto (collectively, the “Investors”, each signatory, “Investor”). Each of the capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the SPA (as defined below).

RECITALS:

WHEREAS, on December 26, 2007 (the “Closing Date”), the Company and the Investors, along with other investors, consummated a private placement by entering into a Securities Purchase Agreement (the “SPA”) and its ancillary documents (including the Holdback Escrow Agreement) pursuant to which the Company issued and sold to the Investors an aggregate of 6,313,616 shares of common stock of the Company for a total of $20,519,255;

WHEREAS, pursuant to Section 4.15 of the SPA and Section 3.2 of the Holdback Escrow Agreement, the Company is obligated to hire a chief financial officer (“CFO”) who is a certified public accountant or possesses experience such that he or she can reasonably serve as a chief financial officer, fluent in English, and who has a working familiarity with (i) US GAAP and (ii) auditing procedures and compliance for United States public companies no later than three months following the Closing Date (the “CFO Deadline”);

WHEREAS, the Company has made efforts to seek a qualified CFO during the past three months and has not been successful as of the date of this Agreement. The Company is continuing to make the efforts and anticipates it can hire a qualified CFO by April 25, 2008;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, pursuant to Section 6.4 of the SPA, the parties hereby agree as follows:

Section 1. Extension. Each undersigned Investor, solely as to itself and no other Investor, agrees that the CFO Deadline is hereby extended by thirty (30) days (the “Extension”) until and including April 25, 2008 (the “Extension Period”).

Section 2.  Consent and Waiver.  Each undersigned Investor, solely as to itself and no other Investor, hereby consents to the Extension and hereby waives any and all liquidated damages that may accrue to the investors under the SPA or Holdback Escrow Agreement (the “Liquidated Damages”) during the Extension Period; provided, however, that in the event that the Company does not hire a qualified CFO by the end of the Extension Period, the investors under the SPA shall be entitled to the Liquidated Damages from April 26, 2008.

Section 3.  Miscellaneous.

(a) Expenses. Each party shall bear its own costs and expenses, including legal fees, incurred or sustained in connection with the preparation of this Agreement and related matters, except that in accordance with Section 6.4 of the SPA, the Company shall promptly pay the legal fees of one counsel representing the undersigned in connection with this Agreement.

(b) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and each Investor.

(c) Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be delivered as set forth in the SPA.

(d) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties

(e) Execution and Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

(f) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be determined in accordance with the provisions of the SPA.

(g) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(h) Headings. The headings in this Agreement are for convenience only, do not constitute a part of the Agreement and shall not be deemed to limit or affect any of the provisions hereof.

(i) Except as specifically contemplated by this Agreement, each of the SPA and Holdback Escrow Agreement shall remain in full force and effect, unaffected by this Agreement.

(j) Independent Nature of Investors’ Obligations and Rights. The obligations of each Investor hereunder are several and not joint with the obligations of any other Investors hereunder, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor hereunder. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Investor pursuant hereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. Each Investor shall be entitled to protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose.

IN WITNESS WHEREOF, the parties have executed and delivered this Waiver and Consent as of the date first written above.

COMPANY:

CHINA GREEN AGRICULTURE, INC.

By:	/s/ Tao Li
Name: Tao Li
Title: President & Chief Executive Officer

INVESTORS:

By:	_________________________
Name:
Title:

By:	_________________________
Name:
Title:

By:	_________________________
Name:
Title:

By:	_________________________
Name:
Title:

By:	_________________________
Name:
Title:

By:
Name:	_________________________
Title: